EXHIBIT 4

August 17, 2012

ADRENALINA INC.
 STOCK OPTION GRANT

THIS CERTIFIES that, for value received, Rudford Harmon (the “Holder”), is entitled to purchase from Adrenalina Inc, a Nevada corporation, (the “Corporation”), 300,000 fully paid, non-assessable shares of the Corporation’s common stock (the “Common Stock”) at an exercise price of $0.75  per share (the “Exercise Price”), subject to adjustment as set forth in Section 10 hereof, at any time until 5:00 P.M., Eastern time, on the 16th day of August 2022 (the “Termination Date”).  Unless the Common Stock issuable upon exercise of this option have been registered with the Securities and Exchange Commission, the Common Stock to be issued will contain a restrictive legend unless an exemption from registration is available to the Holder.  This stock purchase option is fully vested upon grant as of August 17, 2012 and is granted pursuant to the Corporation’s 2008 Stock Incentive Plan the terms of which are incorporated herein by reference.

1.           Title to Option.  Title to the option is vested with the Holder and is not transferable.  Prior to the Termination Date and subject to compliance with applicable laws and Section 6 (a), this Option and all rights hereunder are transferable by the Holder.

2.           Authorization of Shares.  The Corporation covenants that all shares of Common Stock which may be issued upon the exercise of rights represented by this Option (the “Option Shares”) will, upon the exercise of such rights, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3.           Exercise of Option.  Exercise of the purchase rights represented by this Option may be made at any time, before the close of business on the Termination Date by the surrender of this Option and the Notice of Exercise Form annexed hereto duly executed, at the principal executive office of the Corporation (or such other office or agency of the Corporation as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, the Holder shall be entitled to receive a certificate for the number of shares of Common Stock so purchased.  Certificates for Option Shares shall be delivered to the Holder within twenty (20) trading days after the date on which this Option shall have been exercised as aforesaid. This Option shall be deemed to have been exercised, and such certificate or certificates shall be deemed to have been issued, and the Holder shall be deemed to have become the holder of record of such Option Shares for all purposes, as of the date the Option has been exercised, by payment to the Corporation of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 4 prior to the issuance of the Option Shares have been paid.

3.1           Cashless Exercise.  Notwithstanding any provisions herein to the contrary, in lieu of exercising this Option in the manner set forth above in Section 3, the Holder may elect to exercise this Option in whole or in part and to pay for the Option Shares by way of a cashless exercise effected by surrendering this Option at the principal executive office of the Corporation (or such other office or agency of the Corporation as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation), together with the Notice of Exercise attached hereto duly executed, in which event the Corporation shall issue to the Holder that number of shares of Common Stock computed using the following formula:

X = Y (A - B) A

Where	X	=	the number of shares of Common Stock to be issued to the Holder

	Y	=	the number of shares of Common Stock purchasable under this Option or, if only a portion of the Option is being exercised, the portion of the Option being cancelled (at the date of such calculation)

	A	=
the greater of: (i) the closing price of one share of Common Stock (on the date prior to such exercise) or (ii) the 10-day average of the closing price of the shares of Common Stock on the principal trading market on which the Common Stock is traded prior to such exercise

	B	=	the Exercise Price (as adjusted to the date of such calculation)

If the above calculation results in a negative number, then no shares of Common Stock shall be issued or issuable upon exercise of this Option.

4.           Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the exercise of this Option shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Option when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Corporation may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

5.           Closing of Books.  The Corporation will not close its shareholder books or records in any manner that prevents the timely exercise of this Option.

6.           Transfer, Division and Combination.

(a)           The Holder acknowledges that the subsequent sale, transfer, assignment or other disposition of the Option or Option Shares are subject to the rules and regulations of the Securities and Exchange Commission, including but not limited to, Section 16 of the Securities Act of 1934.

(b)           Subject to compliance with Section 6(a), the transfer of this Option and all rights hereunder, in whole or in part, shall be registered on the books of the Corporation to be maintained for such purpose, upon surrender of this Option at the principal office of the Corporation (or such other office or agency of the Corporation as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Corporation), together with the Assignment Form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Corporation shall execute and deliver one or more new option certificates in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new option certificate evidencing the portion of this Option not so assigned, and this Option Certificate shall promptly be cancelled.  An Option, if properly assigned, may be exercised by the assignee thereof without the requirement for  a new option certificate to first be issued.

(c)           This Option may be divided or combined with other options for Common Stock upon presentation hereof at the aforesaid office or agency of the Corporation, together with a written notice specifying the names and denominations in which a replacement option certificate is to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 6(a) and 6(b) hereof as to any transfer which may be involved in such division or combination, the Corporation shall execute and deliver a new option certificate or certificates in exchange for the options (including this Option) to be divided or combined in accordance with such notice.

(d)           The Corporation shall prepare, issue and deliver at its own expense (other than transfer taxes) the replacement option certificate or certificates under this Section 6.

(e)           The Corporation agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of transfer of this Option and other options for Common Stock.

7.           No Rights as Shareholder until Exercise.  This Option does not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation prior to the exercise hereof.  Upon the surrender of this Option and the payment of the aggregate Exercise Price, the Option Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

8.           Loss, Theft, Destruction or Mutilation of Option.  The Corporation covenants that upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option certificate or any stock certificate relating to the Option Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Option or stock certificate, if mutilated, the Corporation will make and deliver a new Option or stock certificate of like tenor and dated as of such cancellation, in lieu of such Option or stock certificate.

9.           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day which is not a Saturday, Sunday or legal holiday.

10.           Adjustments of Exercise Price and Number of Option Shares.

(a)           Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Option and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.  In the event the Corporation shall: (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Option Shares purchasable upon exercise of this Option shall be adjusted so that the Holder shall be entitled to receive the kind and number of Option Shares or other securities of the Corporation which he would have owned or have been entitled to receive had such Option been exercised in advance of such event.  Upon each such adjustment of the kind and number of Option Shares or other securities of the Corporation which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Option Shares or other securities resulting from such adjustment at an exercise price per Option Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Option Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Option Shares or other securities of the Corporation resulting from such adjustment.  An adjustment made pursuant to this Section 10 (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)           Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In the event the Corporation shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Corporation is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Corporation), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including Options or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Corporation, then the Holder shall have the right thereafter to receive, upon exercise of this Option, the number of shares of common stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Option is exercisable immediately prior to such event.  In the event of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Corporation) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Option to be performed and observed by the Corporation and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Corporation) in order to provide for adjustments of shares of Common Stock for which this Option is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 10.  For purposes of this Section 10, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any options or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 10 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

11.           Notice of Adjustment.  Whenever the number of Option Shares, number or kind of securities or other property purchasable upon the exercise of this Option or the Exercise Price is adjusted, as herein provided, the Corporation shall promptly mail by registered or certified mail, return receipt requested, to the Holder notice of such adjustment setting forth the number of Option Shares and Other Property purchasable upon the exercise of this Option and the Exercise Price of such Option Shares and Other Property after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.  Such notice, in the absence of manifest error, shall be conclusive evidence of the correctness of such adjustment.

12.           Notice of Corporate Action.  If at any time:

(a)           the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right;

(b)           there shall be any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any consolidation or merger of the Corporation with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Corporation to, another corporation; or

(c)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of such cases, the Corporation shall give to Holder (i) at least three (3) days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least three (3) days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Corporation and delivered in accordance with Section 14(c).

13.  Authorized Shares.

(a)           The Corporation covenants that during the period the Option is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Option Shares.  The Corporation further covenants that its issuance of this Option shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Option Shares upon the exercise of the purchase rights under this Option.  The Corporation will take all such reasonable action as may be necessary to ensure that such Option Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the stock exchange(s) upon which the Common Stock is listed.

(b)           The Corporation shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Corporation will (i) not increase the par value of any shares of Common Stock receivable upon the exercise of this Option above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Option, and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Corporation to perform its obligations under this Option.

(c)           Upon the request of the Holder, the Corporation will, at any time during the period this Option is outstanding acknowledge in writing, in a form reasonably satisfactory to the Holder, the continuing validity of this Option and the obligations of the Corporation hereunder.

(d)           Before taking any action which would cause an adjustment reducing the current Exercise Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Option, the Corporation shall take any corporate action which may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Exercise Price.

(e)           Before taking any action which would result in an adjustment in the number of shares of Common Stock for which this Option is exercisable or in the Exercise Price, the Corporation shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereover.

14.           Miscellaneous.

(a)           Jurisdiction. This Option shall be binding upon any successors or assigns of the Corporation.  This Option shall constitute a contract under the laws of the state of Florida without regard to its conflict of law principles or rules.

(b)           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Corporation shall be sufficiently given if delivered personally or by prepaid mail to the last address of the Holder on the records of the Corporation and shall be effective immediately if given personally and if, delivered by mail, 5 days after mailing.

(c)           Limitation of Liability.  No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

(d)           Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Option.  The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Option and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(e)           Successors and Assigns.  Subject to applicable securities laws, this Option and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Corporation and the successors and permitted assigns of Holder.  The provisions of this Option are intended to be for the benefit of all holders from time to time of this Option and shall be enforceable by all such holders.

(f)           Amendment.  This Option may be modified or amended or the provisions hereof waived with the written consent of the Corporation and the Holder.

(g)           Severability.  Wherever possible, each provision of this Option shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Option shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Option.

(h)           Headings.  The headings used in this Option are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Option.

IN WITNESS WHEREOF, the Corporation has caused this Option to be executed by its officer thereunto duly authorized.

Dated this  17th day of August 2012.

ADRENALINA INC.

By:
Name: Ilia Lekach
Title: President

NOTICE OF EXERCISE

To:           Adrenalina Inc.

The undersigned hereby elects to purchase ________ shares of Common Stock (the “Common Stock”), of Adrenalina Inc. pursuant to the terms of the attached Option and:

❑	tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any; or

❑	elects for a cashless exercise.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

___________________________________________________________
(Name)

___________________________________________________________
(Address)

___________________________________________________________

___________________________________________________________
Social Security or Tax Identification Number

Dated:  _________________________

_________________________________________
Signature

_________________________________________
Print Name

ASSIGNMENT FORM

(To assign the foregoing Option, execute
this form and supply required information.
Do not use this form to exercise the Option.)

FOR VALUE RECEIVED, the foregoing Option and all rights evidenced thereby are hereby assigned to _______________________________________________________________________________________

whose address is _________________________________________________________________________

_______________________________________________________________________________________

Dated: ________________________

Holder's Signature: _________________________________________________

Holder's Address:   _________________________________________________

                                    _________________________________________________

Signature Guaranteed:

NOTE:  The signature on this Assignment Form must correspond with the name as it appears on the face of the Option, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Option.